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                                                                    Exhibit 99.j

                         INSTITUTIONAL CUSTODY AGREEMENT

Attn:  David Gladstone,
Chairman of the Board and Chief Executive Officer
Gladstone Capital Corporation
1750 Tysons Blvd., 4th Floor
McLean, VA  22102


Ladies and Gentlemen:

         First Union National Bank ("We" or the "Bank") accepts your request to act as your agent to maintain in your name a securities custody account (the
"Account") for all cash, securities and other property which you may deliver to us from time to time upon the following terms. Unless you direct us otherwise in writing, we will have the following powers, rights and duties regarding the Account.

         1. We shall hold and safeguard the cash, securities and other property in the Account, collect the income and principal thereof when due, and credit them to the Account or another account at the Bank, as you direct, subject to the procedures we provide you.

         2. We may hold securities and other property in bearer form or in the name of any of our nominees, agents, subsidiaries, or other entities, including any central or corporate depository, clearing corporation or other entity with which securities may be deposited, provided, however, to the extent that custody is ever held by any domestic or foreign securities depository, or foreign bank, then it will do so in accordance with Rules 17f-4, 17f-7 and 17f-5 under the Investment Company Act of 1940, respectively. You agree to indemnify and hold harmless any nominee from liability as a holder of record.

         We may refuse to accept securities and other property registered in your name or in any name other than that of a nominee described above. If we accept these securities or other property, we will not be responsible for collecting income or principal or for any other action we customarily take in connection with registered securities. We may refuse to accept any securities or other property we deem inappropriate.

         3. You authorize us to execute and deliver as your agent and at your instruction any assignments, stock or bond powers or other documents or instruments and, in particular (a) to buy, sell, assign, transfer, or dispose of any security or other property in the Account at your risk and in accordance with industry practice; and (b) to obtain any payment due and pay for securities sold in accordance with industry practice. You authorize us to execute any and all documents by signing as your agent or attorney-in-fact. Acting as agent or principal, we may place or negotiate these orders through our subsidiaries or affiliates.

         If we receive or disburse funds in transactions in foreign securities or other foreign assets for the Account, we will engage in foreign currency conversions using customary bank channels and agents when we deem it practical to do so, and we will not be liable for losses or expenses in these conversions.

         If you invest funds in the Account in shares of registered investment companies to which we or our affiliates provide investment advisory or other services for compensation (as described in a prospectus you will receive before any investment), we or our affiliates will retain this compensation in addition to all fees you pay under this Agreement.

         4.(a) We may, but are not required to, credit the Account provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due. If we are instructed to deliver securities or other property against payment, we will deliver them only upon receipt of payment and will promptly credit the Account with the proceeds.

(b) We may, but are not required to, advance our own funds to complete transactions when the Account may not have adequate funds. If we advance funds, or permit you to use funds credited to the Account, you will reimburse us for these amounts plus our cost of providing funds. To secure this obligation, you grant us


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a continuing security interest in the Account and any funds credited to the
Account provided that such security interest shall be limited to the amount advanced plus our cost of providing such funds. We will decide to credit provisionally or advance funds to the Account in light of particular circumstances in different markets, classes of assets, and countries at different times.

         5. We X shall __ shall not invest available cash received into the
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Account. If you wish us to invest cash, we will invest it in the following short-term investment vehicle:

         Evergreen Money Market Fund. If this vehicle is a mutual fund in the Evergreen Family of funds, we are compensated for managing the fund, as described in the fund's prospectus and the accompanying disclosures. You acknowledge having received these documents. We will retain this compensation in addition to all fees you pay under this Agreement.

         6. We may take all of the following actions without consulting with you or obtaining your approval: (a) sell any fractional shares received as a distribution or dividend; (b) sell payment-in-kind issues distributed in denominations of less than $1,000 par amount, if there is a market for these issues; (c) exchange securities in temporary or bearer form for securities in definitive or registered form; (d) effect an exchange of shares where the par value of stock is changed; and (e) surrender securities at maturity or earlier when advised of a call for redemption, against payment therefor in accordance with accepted industry practice. If securities we or our nominee holds on behalf of you and others are called for partial redemption, we may allot the called portion to the beneficial holders of the securities in any manner we deem equitable.

         7.(a) You will instruct us to act with respect to warrants, rights, options, tenders, puts, calls, class action filings, consents or other securities or actions affecting the Account. We will not be liable for failing to act unless we receive your instructions not earlier than ten business days and no later than two business days before the last scheduled date by which action is required.

(b) With respect to tender offers for under 5% of the outstanding shares at less than 99% of current market value, you understand that we will not be obligated to provide notice of such offers and we have the authority to retain such shares.

(c) Notwithstanding any other provision in this Agreement, we will not be liable for failing to act on any call for redemption, tender offer, subscription or purchase rights, merger, reorganization, recapitalization, share split, change of par value, conversion, exchange, Dutch auction, class action filing, consent or other action affecting the securities or other property in the Account unless we actually received notice of the call or event from you, the issuer of the affected security, or one of the nationally recognized bond or corporate action services to which we subscribe. We also will not be liable for any failure to act if the notice we receive is defective in any material respect or we do not receive it at least five business days before the last scheduled date by which action is required.

(d) We will forward to you any notices, reports, or other documents we receive concerning securities and other property in the Account, but we are not required to notify you of any rights, duties, limitations, or other information set forth in any security (including mandatory or optional put, call and similar provisions).

         8. You will exercise all voting rights for all securities in the Account, however registered. Our only duty regarding voting rights shall be to mail or cause to be mailed to you any documents we receive relating to the exercise of these rights.

         9. We __ may X may not disclose your name, address and securities
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positions to issuers of securities in the Account in accordance with the
Shareholder Communications Act of 1985 and the rules thereunder, as they may be amended. If no box is checked, we are required to and will release this information until we receive contrary instructions from you.

         10.(a) Our duties are limited to those stated in this Agreement. We are not required to make any investment review, to consider the propriety of holding or selling any property in the Account, or to provide any advice. We will not be liable to you or the Account for any act we or any of our agents, nominees, correspondents, designees, or subcustodians take or omit to take under this Agreement, in the absence of

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gross negligence or willful misconduct on our or its part. We will not be responsible for the solvency or financial condition of any agent providing services to the Account, and we will not be liable to you or the Account for any loss arising therefrom. Nothing in this Agreement will cause us to be deemed a trustee or fiduciary for or on your behalf. We will not be liable under any provision of this Agreement, regardless of whether any claim is based on contract or tort, for any consequential, special or indirect damages or losses which you may incur or suffer, whether or not we knew in advance of the likelihood or possibility of these damages or losses.

(b) You will indemnify and hold us harmless against any and all claims, losses, liabilities, damages, or expenses (including reasonable attorneys' and other agents' fees and expenses) arising from or in connection with this Agreement or the performance of our duties hereunder, provided, however, that nothing herein shall require that you indemnify us for our gross negligence or willful misconduct.

(c) We may employ, consult with, and obtain advice from suitable agents, including auditors and legal counsel (who may be counsel to you or us), and we will not be liable for acting in good faith in accordance with these agents' or advisers' reasonable advice and opinion.

(d) You agree not to institute any legal action against us, including one arising out of an exception or objection under paragraph 11, after one year from the date of the first statement reflecting the information, error or omission forming the basis for the claim.

         11.(a) We shall furnish you with periodic statements showing all income, transactions, and assets in the Account and the market values thereof.
We will not be liable to you or the Account for any loss that may arise if a broker, pricing service or other person upon whose valuation we rely in good faith misprices Account assets. If you do not object to an Account statement in writing within 90 days of the closing date of the statement, you will be deemed to have waived any objections to or claims regarding the statement.

(b) You have the right to receive individual confirmations of transactions in the Account at no cost.

         12. You are a closed-end, non-diversified management investment company duly organized and validly existing under the laws of in the State of Maryland.
This Agreement has been duly authorized, executed and delivered on your behalf;
and it is your legal, valid and binding obligation that binds you and any successor.

         13. Either party may terminate this Agreement upon 30 days' written notice to the other party. Upon giving or receiving this notice we shall promptly deliver all cash, securities and other property then in the Account in accordance with your instructions.

         14. You agree to pay the custody fee in Schedule A, which will be due monthly in arrears and deducted from the Account. We may amend the fee schedule upon thirty days notice to you. You will reimburse us for all expenses we incur in administering the Account, including accounting and legal fees, commissions, taxes, and any other expenses that result from any action or omission on your part. We will deduct these expenses and the custody fee from the Account or any other account in your name at the Bank.

         15. We shall make distributions from the Account to those persons, in amounts, at times and in any manner as you instruct us in writing. We will not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of the recipient. If any distribution we make is returned unclaimed, we shall notify you and dispose of the distribution as you direct. In making distributions we may deposit cash in any insured depository, including the Bank, without any liability for the payment of interest thereon, even though we receive the "float" from the uninvested cash.

         16. Except to the extent federal law applies, the laws of Virginia shall govern the laws of validity, interpretation and enforcement of this Agreement. The invalidity of any part of this Agreement will not affect the remaining parts thereof.

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         17. /X/ If this box is checked, you have, or may later have, more than one institutional custodian account with us, and the terms and provisions of this Agreement shall govern all of these Accounts and the term "Account" as used herein will refer to any and all of these accounts.

         18. This is the entire agreement of the parties as to the matters referred to herein and supersedes all prior agreements. Except as provided in paragraph 14, this Agreement may be amended only in a writing both parties sign.
If any provision of this Agreement shall be or become invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         19. This agreement is binding on the parties' successors and assigns.

         20. All recommendations, notices and other communications relating to you shall be sent to:

                              Attn: David Gladstone
                          Gladstone Capital Corporation
                          1750 Tysons Blvd., 4th Floor
                                McLean, VA 22102

in writing delivered by hand, first class mail, or overnight delivery service or transmitted by facsimile transmission, or orally promptly confirmed in writing.
We may rely and act upon any written or oral instruction or other communication received from this person or another person(s) as he or she designates in writing to issue instructions or communications. We may rely on oral or written instructions from any designated person until you inform us in writing that the person is no longer authorized to issue instructions or communications. We may rely on oral instructions even if not confirmed in writing, and even if later written instructions contradict the oral instructions. We will not be liable to you or the Account for acting on any instruction or other communication on which we are authorized to rely pursuant to this Agreement, or for any delay in delivery or non-delivery or error in transmission. You and each person designated to issue instructions and communications agree that we may record telephone conversations, and preserve or destroy these recordings, and that we will not be liable for recording or failing to record these conversations, or preserving or destroying these recordings.

         21. We will not be responsible for any delay in performance, or non-performance, of any obligation under this Agreement to the extent that it is due to forces beyond our reasonable control, including but not limited to delays, errors or interruptions you or third parties cause; any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation; failure or fluctuation in electrical power, heat, light, air conditioning, computer, or telecommunications equipment; or acts of God.

         Dated this              day of                      ,  2001        .
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                                              By:
                                                 -----------------------------

                                              Its:
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         ACCEPTED:
         FIRST UNION NATIONAL BANK

         By:
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         Its:
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                                   SCHEDULE B
                          GLADSTONE CAPITAL CORPORATION

Gentlemen:

In accordance with the terms of the Custody Agreement for the above mentioned account, the following individuals have been authorized to give instructions to First Union National Bank:

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

David Gladstone                Chairman of the Board and Chief Executive Officer
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Name                           Title                                                        Signature

Terry Lee Brubaker             President, Chief Operating Officer and Director
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Name                           Title                                                        Signature

Harry Brill                    Chief Financial Officer
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Name                           Title                                                        Signature


Sincerely,

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         Print Officer Name                          Date




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         Signature







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